UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CapitalSource Healthcare REIT

(Exact name of Registrant as specified in its charter)

MARYLAND	26-2730129
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

30699 Russell Ranch Road, Suite 200 Westlake Village, CA	91362
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered
Common Shares of Beneficial Interest, par value of $0.01	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-152825

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), of CapitalSource Healthcare REIT (the “Company”), is included under the caption “Description of Shares of Beneficial Interest” in the prospectus forming a part of the Company’s registration statement on Form S-11, which was originally filed with the Securities and Exchange Commission (the “Commission”) on August 6, 2008 (Registration No. 333-152825) (including any subsequent amendments, the “Registration Statement”), and is incorporated by reference into this registration statement.  The final prospectus relating to the Registration Statement, if filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits

Incorporated by reference to the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CapitalSource Healthcare REIT

Date:	October 10, 2008	By:	/s/ James J. Pieczynski

James J. Pieczynski President and Chief Executive Officer

Exhibit Index

No	Description

1.	Form of Articles of Amendment and Restatement of Declaration of Trust of the Registrant, incorporated by reference to Exhibit 3.1 to the Registration Statement.

2.	Form of Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.2 to the Registration Statement.

3.	Form of notice to be provided to holders of the Common Shares, filed herewith.